<Body Text>
          EXHIBIT 10.40

<Body Text>

<Body Text>                             SEVERANCE AGREEMENT

<Body Text>

<Body Text>

<Body Text>

<Body Text>

<Style #1>     AGREEMENT made as of the             day of
     , 1997, by and

<Style #1>                              -----------
-----------

<Style #1>between Bradlees Stores, Inc., a Massachusetts
corporation ("Bradlees Stores"), Bradlees, Inc., a Massachusetts corporation ("Bradlees" and collectively with Bradlees Stores, the "Employer"), and [Name of Employee] (the "Employee").

<Body Text>

<Style #0>WITNESSETH

<Body Text>

<Style #1>     WHEREAS, the Employee is a valued employee of the
Employer, and is presently

<Style #1>[Title of Employee] of Bradlees, Inc.; and

<Body Text>

<Style #1>     WHEREAS, it is the desire of the parties hereto
to enter into an agreement to provide for a severance benefit for the Employee in the event of termination of the Employee's employment by the Employer in accordance with the terms and conditions set forth in Section 4 of this Agreement; and

<Body Text>

<Style #1>     WHEREAS, it is the desire of the parties hereto
to enter into an agreement to provide for a change of control benefit for the Employee in the event of the termination of the Employee's employment in accordance with the terms and conditions set forth in Section 5 of this Agreement.

<Body Text>

<Style #1>     NOW THEREFORE, in consideration of the mutual
covenants contained herein, the Employer and the Employee agree as follows:

<Body Text>

<Style #1>     1.  Effective Date and Term.  The effective date
(the "Effective Date")

<Style #1>         -----------------------

<Style #1>of this Agreement shall be              .  Subject to
the provisions of

<Style #1>                           -------------

<Style #1>Section 5, the term of this Agreement shall be one (1)
year from the Effective Date. This Agreement shall be renewed automatically for periods of one (1) year commencing at the first anniversary of the Effective Date and on each subsequent anniversary thereafter, unless either the Employee or the Employer gives written notice to the other not less than one (l) year prior to the date of any such anniversary, of such party's election not to extend the term of this Agreement. Notwithstanding the termination of this Agreement, certain provisions of this Agreement shall remain enforceable if so specified in this Agreement or if the context so requires. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Employer to terminate the employment of the Employee.

<Style #1>

<Style #1>
                                                           1

<Style #1>

<Style #1>

Style #1

<Style #1>

<Style #2>     2.  Compensation and Benefits.

<Body Text>         -------------------------

<Style #1>         (a)  Salary.  The Employer agrees to and does
hereby employ the

<Style #1>              ------

<Style #1>Employee in an executive capacity for the Employee's period of employment with the Employer at a salary (the "Salary") at an annual rate as may be determined from time to time by the Chief Executive Officer of the Employer for a term which may be terminated at will by the Employer. Any salary as so determined

<Style #1>                        -------

<Style #1>and then in effect shall be the Salary for all
purposes hereunder. The Salary shall be payable on a periodic basis, as the Employer shall determine which is the same basis upon which the Employer pays its actively employed employees in the same job classification or pay rate as the Employee from time to time, and at the same rate for any fraction of such a pay period unexpired at the termination of the Employee's period of employment with the Employer.

<Body Text>

<Style #1>          (b)  Taxation of Payments and Benefits.  The
Employer shall

<Style #1>               ---------------------------------

<Style #1>undertake to make deductions, withholdings and tax reports with respect to payments and benefits under this Agreement to the extent that it reasonably and in good faith believes that it is required to make such deductions, withholdings and tax reports. Payments under this Agreement shall be in amounts net of any such deductions or withholdings and nothing in this Agreement shall be construed to require the Employer to make any payments to compensate the Employee for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

<Body Text>

<Style #1>     3.  Duties of Employee.  The Employee agrees that
during the Employee's

<Style #1>         ------------------

<Style #1>period of employment with the Employer:

<Body Text>

<Style #1>         (a)  the Employee will faithfully perform the
duties of the Employee's employment hereunder, which duties (as the Employer agrees) will be commensurate with the Employee's position, and the Employee will devote to the performance of such duties such time and attention as such duties shall reasonably require;

<Body Text>

<Style #1>         (b)  the Employee will not, without the
express written consent of the Chief Executive Officer, become actively engaged, either as an employee or as a principal in any business other than that of the Employer or of a division or subsidiary of the Employer; and

<Body Text>

<Style #1>         (c)  the Employee will do nothing
inconsistent with the Employee's duties to the Employer.

<Body Text>

<Style #1>Notwithstanding the foregoing, the Employee shall be entitled to vacations that are in keeping with the status of the position for which the Employee is employed and in accordance with the vacation policy of the Employer.

<Style #1>

<Style #1>
                                                             2

<Style #1>

<Style #1>

Style #1

<Style #1>

<Style #1>

<Style #2>     4.  Severance Benefit.

<Body Text>         -----------------

<Style #1>        (a)  In the event that the Employee's
employment relationship with the Employer is terminated by the Employer for any reason other than for Cause (as hereinafter defined in Section 4(c) below), the Employer shall provide to the Employee the following severance benefits ("Severance Benefits"):

<Style #1>

<Style #3>             (i)  continuation of the Employee's
Salary at the rate then in

<Style #3>                  effect;

<Style #3>

<Style #3>            (ii)  continuation of group health plan
benefits to the extent

<Style #3>      authorized by and consistent with 29 U.S.C.
1161 et seq.

<Style #3>      (commonly known as "COBRA"), with the cost of
such benefits

<Style #3>      shared in the same relative proportion by the
Employer and

<Style #3>      the Employee as in effect on the date of
termination; and

<Style #3>

<Style #3>           (iii)  a lump sum payment equal to
thirty-three percent (33%) of

<Style #3>                  Employee's annual rate of Salary at
the time of such

<Style #3>                  termination (the "Severance Lump
Sum"); provided, however,

<Style #3>                  that the Employer shall have no
obligation to make such

<Style #3>                  lump sum payment under this Section
4(a) if the termination

<Style #3>                  of the Employee is for Cause.

<Body Text>

<Style #1>The Severance Benefits set forth in Sections 4(a)(i)
and (ii) above shall continue until eighteen (18) months (or until such time as periodic payments equal to one and one half times the Employee's annual rate of Salary immediately prior to the termination have been paid) after the date of termination; provided, however, that in the event that the Employee commences any employment or self-employment during the period he is entitled to receive Severance Benefits, the remaining amount of Salary due pursuant to Section 4(a)(i) for the period from the commencement of such employment or self-employment to the end of the period the Employee is entitled to receive Severance Benefits shall be reduced by the amount of any compensation earned by the Employee with respect to such employment or self-employment and the payments and benefits provided under
Section 4(a)(ii) shall cease effective as of the date of commencement of such employment or self-employment if such benefits are available to the Employee through such employment or self-employment. Notwithstanding the foregoing, nothing in this Section 4(a) shall be construed to affect the Employee's right to receive COBRA continuation entirely at the Employee's own cost to the extent that the Employee may continue to be entitled to COBRA continuation after the Employee's right to cost sharing under Section 4(a)(ii) ceases, and for the purposes of this sentence only, the termination date of the Employee shall be deemed to be the last day the Employee is entitled to benefits pursuant to Section 4(a)(ii) of this Agreement. The Employee shall be obligated to give prompt notice of the date of commencement of any employment or self-employment during the period the Employee is entitled to receive Severance Benefits and shall respond promptly to any reasonable inquiries concerning any employment or self-employment in which the Employee engages during such period.

<Style #1>

<Style #1>                                      3

<Style #1>

<Style #1>

Style #1

<Style #1>

<Style #1>

<Style #1>         (b)  No Severance Benefit shall be payable if
the employment relationship is terminated by the Employee or due to the Employee's death or due to the Employee's Disability.
For purposes of this Agreement, the term "Disability" shall mean incapacity due to the physical or mental illness which has caused the Employee to be eligible to receive benefits under the Long Term Disability Plan maintained by the Employer or which would have caused the Employee to be eligible for such benefits had the Employee elected coverage under such plan.

<Style #1>

<Style #1>         (c)  For purposes of this Agreement, the term
"Cause" shall mean:

<Body Text>

<Style #3>              (i)  dishonest statements or acts of the
Employee with respect

<Style #3>                   to the Employer or any subsidiary
or affiliate thereof;

<Style #3>

<Style #3>              (ii)  the Employee's commission of (A) a
felony or (B) a

<Style #3>                   misdemeanor involving moral
turpitude, deceit, dishonesty

<Style #3>                   or fraud;

<Body Text>

<Style #3>             (iii) material failure to perform to the
reasonable satisfaction

<Style #3>                   of the Chief Executive Officer a
substantial portion of the

<Style #3>                   Employee's duties and
responsibilities hereunder, which

<Style #3>                   failure continues after written
notice given to the

<Style #3>                   Employee by the Chief Executive
Officer;

<Body Text>

<Style #3>              (iv) gross negligence or willful
misconduct of the Employee

<Style #3>                   with respect to the Employer or any
subsidiary or

<Style #3>                   affiliate thereof; or

<Body Text>

<Style #3>               (v) material breach by the Employee of
any of the Employee's

<Style #3>                   obligations hereunder.

<Style #3>

<Style #3>        (d)  It is specifically agreed by the Employee
that the Employer shall have the right to offset from any amounts due to the Employee hereunder, any amounts due and owing by the Employee to the Employer (including, but not limited to, unpaid loans, advances and the like).

<Style #3>

<Style #1>    5.  Termination Pursuant to a Change of Control.

<Body Text>

<Style #1>        (a)  If there is a Change of Control (as
defined in Section 5(b) below) during the term of this Agreement, the provisions of this Section 5 shall apply and shall continue to apply until the later of (i) the end of the term of this Agreement or (ii) one year from the date of the Change of Control. If, within one (1) year following a Change of Control, the Employee's employment is terminated by the Employee following the occurrence of any of the events listed in
Section 5(c) below or if the Employee's employment is terminated without Cause, in lieu of any payments under Section 4 above, the Employer shall provide to the Employee the following benefits ("Change of Control Benefits"):

<Style #1>

<Style #1>

<Style #1>                                     4

<Style #1>

<Style #1>

Style #1

<Style #1>             (i)  within thirty (30) days after such
termination, a lump sum

<Style #1>                  payment in an amount equal to the
sum of (A) one and

<Style #1>                  one-half (1.5) times the Employee's
annual rate of Salary as

<Style #1>                  in effect immediately prior to the
Change of Control; and

<Style #1>                  (B) the Severance Lump Sum; and

<Body Text>

<Style #5>             (ii) continuation of group health plan
benefits to the extent

<Style #5>                  authorized by and consistent with
COBRA, for a period of

<Style #5>                  eighteen (18) months after such
termination, with the cost

<Style #5>                  of such benefits shared in the same
relative proportion by

<Style #5>                  the Employee and the Employer as in
effect immediately

<Style #5>

<Style #5>                 prior to the Change of Control.

<Body Text>

<Style #1>        (b)  For purposes of this Agreement, the term
"Change of Control" shall mean the occurrence of one or more of the following events:

<Style #6>

<Style #6>                             (i)  any "person" (as
such term is used in Sections 13(d) and

<Style #6>                 14(d)(2) of the Securities Exchange
Act of 1934, as amended                   (the "Exchange Act"))
becomes a "beneficial owner" (as such

<Style #6>                 term is defined in Rule 13d-3
promulgated under the

<Style #6>                 Exchange Act) (other than Bradlees,
any trustee or other

<Style #6>                 fiduciary holding securities under an
employee benefit plan

<Style #6>                 of Bradlees, or any corporation
owned, directly or

<Style #6>                 indirectly, by the stockholders of
Bradlees in substantially                  the same proportions
as their ownership of stock of

<Style #6>                 Bradlees), directly or indirectly, of
securities of Bradlees

<Style #6>                 representing 50% or more of the
combined voting power of

<Style #6>                 Bradlees' then outstanding
securities; or

<Style #6>

<Style #6>            (ii) persons who, as of the Effective
Date, constituted Bradlees'

<Style #6>                 Board of Directors (the "Incumbent
Board") cease for any

<Style #6>                 reason, including without limitation
as a result of a tender

<Style #6>                 offer, proxy contest, merger or
similar transaction, to

<Style #6>                 constitute at least a majority of the
Board of Directors,

<Style #6>                 provided that any person becoming a
director of Bradlees

<Style #6>                 subsequent to the Effective Date
whose election was approved

<Style #6>              by at least a majority of the directors
then comprising the

<Style #6>              Incumbent Board shall, for purposes of
this Section 5(b), be

<Style #6>              considered a member of the Incumbent
Board; or

<Body Text>

<Style #3>         (iii) the stockholders of Bradlees approve a
merger or consolidation

<Style #3>               of Bradlees with any other corporation
or other entity, other

<Style #3>               than (A) a merger or consolidation
which would result in the

<Style #3>               voting securities of Bradlees
outstanding immediately prior

<Style #3>               thereto continuing to represent (either
by remaining

<Style #3>               outstanding or by being converted into
voting securities of

<Style #3>               the surviving entity) more than 50% of
the combined voting

<Style #3>               power of the voting securities of
Bradlees or such surviving

<Style #3>               entity outstanding immediately after
such merger or

<Style #3>               consolidation or (B) a merger or
consolidation effected to

<Style #3>               implement a recapitalization of
Bradlees (or similar

<Style #3>               transaction) in which no "person" (as
hereinabove defined)

<Style #3>               acquires more than 50% of the combined
voting power of

<Style #3>               Bradlees' then outstanding securities;
or

<Style #3>

<Style #3>                                          5

<Style #3>

Style #3

<Style #3>

<Style #6>          (iv) the stockholders of Bradlees approve a
plan of complete

<Style #6>               liquidation of  Bradlees or an
agreement for the sale or

<Style #6>               disposition by Bradlees of all or
substantially all of

<Style #6>               Bradlees' assets.

<Body Text>

<Style #1>          (c)  The events referred to in Section 5(a)
above shall be as follows:

<Body Text>

<Style #6>              (i) a reduction of the Employee's
Salary; or

<Style #6>

<Style #6>             (ii) an elimination of the Employee's
participation in any

<Style #6>                  senior management incentive plan
maintained by the Employer

<Style #6>                  in which the Employee participated
immediately prior to the

<Style #6>                  Change of Control; or

<Body Text>

<Style #3>            (iii) the relocation of the offices at
which the Employee is

<Style #3>                  principally employed immediately
prior to the Change of

<Style #3>                 Control to a location more than fifty
(50) miles from such

<Style #3>                 offices, which relocation is not
approved by the Employee.

<Style #3>

<Style #1>         (d) No Change of Control Benefits shall be
payable if the employment relationship is terminated by the Employee other than for the reasons set forth in Section 5(c) above or due to the Employee's death, Disability or retirement after attaining age 65.

<Body Text>

<Style #1>     6.  Litigation and Regulatory Cooperation.
During and after the Employee's employment, the Employee shall cooperate fully with the Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer which relate to events or occurrences that transpired while the Employee was employed by the Employer. The Employee's full cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer at mutually convenient times. During and after the Employee's employment, the Employee also shall cooperate fully with the Employer in connection with any examination or review of any federal, state or local regulatory authority as any such examination or review relates to events or occurrences that transpired while the Employee was employed by the Employer. The Employer shall reimburse the Employee for any reasonable out-of-pocket expenses incurred in connection with the Employee's performance of obligations pursuant to this
Section 6.

<Style #1>

<Style #2>     7. Confidential Information and Noncompetition.

<Style #2>

<Style #1>        (a)  Confidential Information.  As used in
this Agreement, "Confidential Information" means information belonging to the Employer which is of value to the Employer in the course of conducting its business and competing with other retailers and the disclosure of which could result in a competitive disadvantage to the Employer. Confidential Information includes, by way of example and without limitation, financial information, reports, and forecasts; customers lists; and business plans, prospects and opportunities (such as possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the management of the Employer. Confidential Information includes information developed by the Employee in the course of the Employee's employment by the Employer, as well as other information to which the

<Style #1>

<Style #1>                                     6

<Style #1>

<Style #1>

Style #1

<Style #1>

<Style #1>Employee may have access in connection with the
Employee's employment. Confidential Information also includes the confidential information of others with which the Employer has a business relationship.

<Style #1>

<Style #1>    (b)  Confidentiality.  The Employee understands
and agrees that the Employee's employment creates a relationship of confidence and trust between the Employee and the Employer with respect to all Confidential Information. At all times, both during the Employee's employment with the Employer and after its termination, the Employee will keep in confidence and trust all such Confidential Information, and will not use or disclose any such Confidential Information without the written consent of the Employer, except as may be necessary in the ordinary course of performing the Employee's duties to the Employer. The restrictions set forth in this Section 7(b) will not apply to information which is generally known to the public or in the business, unless such knowledge results from an unauthorized disclosure by the Employee, but this exception will not affect the application of any other provision of this Agreement to such information in accordance with the terms of such provision.

<Body Text>

<Style #1>     (c)  Documents, Records, etc.  All documents,
records, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to the Employee by the Employer or are produced by the Employee in connection with the Employee's employment will be and remain the sole property of the Employer. The Employee will return to the Employer all such materials and property as and when requested by the Employer. In any event, the Employee will return all such materials and property immediately upon termination of the Employee's employment for any reason. The Employee will not retain with the Employee any such material or property or any copies thereof after such termination.

<Style #1>

<Style #1>     (d)  Noncompetition and Nonsolicitation.  During
the term of the Employee's employment with the Employer and for eighteen (18) months thereafter, the Employee (i) will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, engage, participate or invest in any Competing Business (as hereinafter defined); and (ii) will refrain from directly or indirectly employing, attempting to employ, recruiting

<Style #1>or otherwise soliciting, inducing or influencing any person to leave employment with the Employer (other than involuntary terminations undertaken in the course of the Employee's employment with the Employer). The Employee understands that the restrictions set forth in this Section 7(d) are intended to protect the Employer's interest in its Confidential Information and established employee and customer relationships and goodwill, and agrees that such restrictions are reasonable and appropriate for this purpose. For purposes of this Agreement, the term "Competing Business" shall mean a business conducted by Wal-Mart Stores, Inc., K Mart Corporation, The Caldor Corporation, Ames Department Stores, Inc., Hills Department Stores, Inc., TJX Companies, Inc., Marshalls, Lechmere, Inc. or Target Stores or any of their respective successors or assigns; provided, however, that a business conducted by Target Stores shall be considered a Competing Business only if a significant portion of such business is conducted in states in which the Employer now or at the time of the Executive's termination of employment is conducting or is planning to conduct business.

<Style #1>

<Style #1>                                     7

<Style #1>

<Style #1>

Style #1

<Style #1>

<Style #1>

<Style #1>     (e)  Third-Party Agreements and Rights.  The
Employee hereby confirms that the Employee is not bound by the terms of any agreement with any previous employer or other party which restricts in any way the Employee's use or disclosure of information or the Employee's engagement in any business. The Employee represents to the Employer that the Employee's execution of this Agreement, the Employee's employment with the Employer and the performance of the Employee's proposed duties for the Employer will not violate any obligations the Employee may have to any such previous employer or other party. In the Employee's work for the Employer, the Employee will not disclose or make use of any information in violation of any agreements with or rights of any such previous employer or other party, and the Employee will not bring to the premises of the Employer any copies or other tangible embodiments of non-public information belonging to or obtained from any such previous employment or other party.

<Body Text>

<Style #1>     (f)  Injunction.  The Employee agrees that it
would be difficult to measure any damages caused to the Employer which might result from any breach by the Employee of the promises set forth in Sections 6 or 7 of this Agreement, and that in any event money damages would be an inadequate remedy for any such breach. Accordingly, the Employee agrees that if the Employee breaches, or proposes to breach, any portion of this Agreement, the Employer shall be entitled, in addition to all other remedies that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Employer.

<Body Text>

<Style #2>     8.  Limitation of Benefits.

<Body Text>         -----------------------

<Style #1>

<Style #1>     (a)  It is the intention of the Employee and of
the Employer that no payments by the Employer to or for the benefit of the Employee under this Agreement or any other agreement or plan, if any, pursuant to which he is entitled to receive payments or benefits shall be nondeductible to the Employer by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Employer, such payments shall be reduced to the maximum amount which can be deducted by the Employer. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Employee, such excess payments shall be refunded to the Employer with interest thereon at the applicable Federal Rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be non-

<Style #1>deductible to the Employer by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G, the Employee shall determine which method shall be followed, provided that if the Employee fails to make such determination within forty-five (45) days after the Employer has sent the Employee written notice of the need for such reduction, the Employer may determine the method of such reduction in its sole discretion.

<Style #1>

<Style #1>                                         8

<Style #1>

<Style #1>

Style #1

<Style #1>

<Style #1>

<Style #1>         (b)	If any dispute between the Employer and
the Employee as to any of the amounts to be determined under this Section 8 or the method of calculating such amounts, cannot be resolved by the Employer and the Employee, either the Employer or the Employee, after giving three (3) days written notice to the other, may refer the dispute to a partner in the Boston, Massachusetts office of a firm of independent certified public accountants selected jointly by the Employer and the Employee. The determination of such partner as to the amount to be determined under Section 8(a) and the method of calculating such amounts shall be final and binding on both the Employer and the Employee. The Employer shall bear the costs of any such determination.

<Body Text>

<Style #1>     9. Arbitration of Disputes.   Any controversy or
claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of the Employee's employment or the termination of that employment (including, without limitation, any claims of unlawful employment discrimination whether based on age or otherwise) shall in the first instance, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association ("AAA") in Boston, Massachusetts in accordance with the Employment Dispute Resolution Rules of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators.
 Notwithstanding the foregoing, if a controversy or claim subject to this Section 9 is not resolved to the satisfaction of either the Employer or the Employee, either party may further pursue the claim in a court of competent jurisdiction. Notwithstanding the foregoing, this provision shall not preclude either party from pursuing a court action for the sole purpose of obtaining a temporary restraining order or a preliminary injunction in circumstances in which such relief is appropriate; provided, however, that any other relief shall be pursued through an arbitration proceeding pursuant to this Section 9.

<Body Text>

<Style #1>     10.  Integration.  This Agreement constitutes the
entire agreement

<Style #1>between the parties with respect to the subject matter hereof and supersedes all prior agreements between the parties with respect to any related subject matter.

<Style #1>

<Style #1>     11.  Assignment; Successors and Assigns, etc.
Neither the Employer nor

<Style #1>the Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Employer may assign its rights under this Agreement without the consent of the Employee in the event that the Employer shall hereafter effect a reorganization, consolidate with or merge into any other corporation, partnership, organization or other entity, or transfer all or substantially all of its properties or assets to any other corporation, partnership, organization or other entity. This Agreement shall inure to the benefit of and be binding upon the Employer and the Employee, their respective successors, executors, administrators, heirs and permitted assigns.

<Style #1>

<Style #1>     12.  Enforceability.  If any portion or provision
of this Agreement shall

<Style #1>to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

<Style #1>

<Style #1>

<Style #1>     13.  Waiver.  No waiver of any provision hereof
shall be effective unless

<Style #1>made in writing and signed by the waiving party.  The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

<Body Text>

<Style #1>     14.  Notices.  Any notices, requests, demands and
other communications

<Style #1>provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, return receipt requested, to the Employee at the last address the Employee has filed in writing with the Employer or, in the case of the Employer, at its main offices, attention of the President.

<Body Text>

<Style #1>     15.  Amendment.  This Agreement may be amended or
modified only by a

<Style #1>written instrument signed by the Employee and by a duly authorized representative of the Employer.

<Style #1>

<Style #1>     16.  Governing Law.  This is a Massachusetts
contract and shall be

<Style #1>construed under and be governed in all respects by the internal laws of the Commonwealth of Massachusetts.

<Body Text>

<Style #1>     17.  Counterparts.  This Agreement may be
executed in any number of

<Style #1>counterparts, each of which when so executed and
delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

<Style #1>

<Style #1>     18.  Release.  In consideration of the
undertakings, transactions and

<Style #1>consideration recited in this Agreement, the Employee, on behalf of the Employee and the Employee's, his agents, representatives, attorneys, assigns, heirs, executors, and administrators, hereby:

<Style #1>

<Style #1>          (a)  Unconditionally and irrevocably
remises, releases and forever discharges the Employer and its subsidiaries and affiliates and its past, present and future officers, stockholders, directors, employees, representatives, attorneys, agents, successors, divisions, companies, subsidiaries and affiliates (and past, present and future agents, directors, officers, stockholders, employees, representatives and attorneys of such divisions, companies, subsidiaries and affiliates), or any of them, of and from any and all suits, claims, demands, interest, costs (including attorneys' fees and costs actually incurred), expenses, actions and causes of action, rights, liabilities, obligations, promises, agreements, controversies, losses and debits, of any nature whatsoever, which the Employee or his heirs, successors, legal representatives or assigns now has, owns or holds, or at any time heretofore ever had, owned or held, or could have owned or held, whether known or unknown, suspected or unsuspected, from the beginning of the world to this date, including without limiting the generality of the foregoing, any rights or claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended;

<Style #1>the Equal Pay Act, as amended; the Fair Labor
Standards Act, as amended; the Employment Retirement Income Security Act, as amended; the Americans with Disabilities Act, as amended; Massachusetts General Laws c. 151B, and any other statutory, common law or other claims of any nature whatsoever against the Employer or its subsidiaries or affiliates. The Employee further agrees never to institute against the Employer or its subsidiaries or affiliates any action or other proceeding in any court, administrative agency, or other tribunal of the United States or any State thereof, or before any arbitration agency, with respect to any claim or cause of action of any type arising or which may have existed at any time prior to the date of the execution of this Agreement.

<Style #1>

<Style #1>THIS MEANS THAT, BY SIGNING THIS AGREEMENT, THE
EMPLOYEE WILL HAVE WAIVED ANY RIGHT THE EMPLOYEE HAD TO BRING A LAWSUIT OR MAKE ANY LEGAL CLAIM AGAINST THE EMPLOYER OR ITS SUBSIDIARIES OR AFFILIATES OR ANY OF THE PERSONS OR OTHER ENTITIES LISTED IN THIS RELEASE BASED ON ANY ACTIONS TAKEN BY THE EMPLOYER OR ANY OF THE PERSONS OR OTHER ENTITIES LISTED IN THIS RELEASE UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT, AND THAT THE EMPLOYEE WILL HAVE RELEASED THE EMPLOYER AND ITS SUBSIDIARIES AND AFFILIATES OF ANY AND ALL CLAIMS OF ANY NATURE ARISING UP TO THE DATE OF THE SIGNING OF THIS AGREEMENT.

<Style #1>

<Body Text>          (b)  The Employee agrees to keep
confidential and not to reveal the terms of this Agreement to anyone, except the Employee's spouse and legal counsel or advisor. The Employee further agrees that the Company shall have the uncontested right under this Agreement to secure injunctive relief from a court of competent jurisdiction to prevent the release or use of said confidential information.

<Body Text>

<Body Text>          (c)  Other than as stated herein, the
undersigned parties warrant that no representation, promise, or inducement has been offered or made to induce any party to enter into this Agreement and that they are competent to execute this Agreement and accept full responsibility therefor. The Employee acknowledges that the Employee has had the opportunity to be advised and/or has been advised by the Employee's own legal counsel or advisor in executing this Agreement and that the Employee has been informed of the Employee's right to consider this Agreement for twenty-one (21) days, and of his right to revoke the Agreement within seven (7) days of the date the Employee signs it. This Agreement is intended as final expression of the parties' Agreement and as a complete and exclusive statement of the terms thereof.

<Body Text>

<Body Text>                                        11

<Body Text>

Body Text

<Style #1>     IN WITNESS WHEREOF, this Agreement has been
executed as a sealed instrument by the Employer, by its duly authorized officer, and by the Employee, as of the date first above written.

<Body Text>

<Body Text>                                      BRADLEES, INC.

<Body Text>

<Body Text>

<Style #1>                                      By:

<Style #1>
-------------------------------

<Style #1>                                           David L.
Schmitt

<Style #1>                                           Senior Vice
President and General

<Style #1>                                           Counsel

<Body Text>

<Body Text>

<Style #1>                                      BRADLEES STORES,
INC.

<Body Text>

<Body Text>

<Style #1>                                      By:

<Style #1>
-------------------------------

<Style #1>                                           David L.
Schmitt

<Style #1>                                           Senior Vice
President and General

<Style #1>                                           Counsel

<Body Text>

<Body Text>

<Body Text>

<Body Text>
--------------------------------

<Style #1>                                           [Employee]

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>

<Style #1>h/agreements/severance/svp1

<Body Text>